Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2006, in the Registration Statement (Amendment No. 1 to Form S-1) and related Prospectus of Horizon Lines, Inc. dated August 31, 2006 for the registration of 6,095,000 shares of its common stock.

/s/ Ernst & Young LLP

Charlotte, North Carolina

August 31, 2006